Exhibit 10.39

RESIGNATION AGREEMENT
THIS RESIGNATION AGREEMENT (this “Agreement”) is made and entered into effective as of March 6, 2020 (the “Effective Date”), by and between Bloomin’ Brands, Inc., a Delaware corporation (the “Company”), and Elizabeth A. Smith (the “Executive”). Capitalized terms used but not defined herein have the meanings ascribed to such terms in that certain Second Amended and Restated Employment Agreement between the Executive and the Company, dated April 1, 2019 (the “Existing Agreement”).
WHEREAS, the Executive is currently employed by the Company as the Executive Chairman of the Company and is party to the Existing Agreement;
WHEREAS, the Executive will cease serving as the Executive Chairman of the Board of Directors (the “Board”) of the Company effective as of the Effective Date; and
WHEREAS, the Company and the Executive desire to enter into this Agreement to terminate the Existing Agreement.
NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, terms, provisions and conditions set forth in this Agreement, the parties hereby agree as follows:
1.Termination of Agreement. As of the Effective Date and in accordance with the terms of this Agreement, (a) Executive resigns from employment as the Company’s Executive Chairman and all other positions with the Company or any subsidiaries or Affiliates thereof, other than membership on the Board, and (b) the Existing Agreement is terminated, other than the terms thereof that survive as expressly provided herein. Notwithstanding anything to the contrary in the Existing Agreement, nothing in this Agreement shall result in termination of the Executive’s membership on the Board or require Executive to resign such membership.
2.Compensation and Benefits. Executive shall receive, as good and valuable consideration in return for Executive’s execution of this Agreement, which is intended to fully and finally resolve any and all matters between the Company and the Executive, whether actual or potential, on terms that are mutually agreeable:
(a)    Final Compensation; and
(b)    all outstanding equity awards held by Executive that were granted by the Company prior to the Effective Date, whether vested or unvested, shall continue to be governed by the terms of the existing award agreements. For the avoidance of doubt, Executive’s continued membership on the Board constitutes “Continuous Service” within the meaning of all applicable equity awards.
3.Timing of Payments and Section 409A. Notwithstanding anything to the contrary in this Agreement, if any amounts payable under this Agreement within six (6) months following the Effective Date would be a deferral of compensation within the meaning of Treasury regulation Section 1.409A-1(b) [(including without limitation by reason of the safe harbor set forth in Section 1.409A-1(b)(9)(iii), as determined by the Company in its reasonable good faith discretion)]; then such amounts shall instead be paid on the next business day following the expiration of such six (6) month period.

4.Effect of Termination of Existing Agreement.
(a)    Subject to the other provisions of this Section 4, payment by the Company of the amounts and benefits provided for under Section 2 shall constitute the entire obligation of the Company to the Executive hereunder. Executive acknowledges and agrees that the amounts and benefits provided for under Section 2 are conditioned on (i) the Executive signing and returning to the Company (without revoking) the Release of Claims, by the deadline specified therein, which in all events shall be no later than the forty fifth (45th) calendar day following the Effective Date and (ii) the Compliance Condition.
(b)    Except with respect to any bonus or cash incentive plan or agreement, severance plan or agreement or equity award plan or agreement, the Executive’s participation in all Employee Benefit Plans shall be determined pursuant to the terms of the applicable plan documents based on the date of termination of the Executive’s employment without regard to any payment to or on behalf of the Executive following such date of termination and, in the case of the right of the Executive to continue medical and dental plan participation, such participation shall be governed in accordance with applicable law. The Executive is entitled to retain any vested benefits under the Employee Benefit Plans in accordance with the terms of such plans.
(c)    The provisions of Sections 7, 8, 9, 10, 11 and 12 of the Existing Agreement shall remain in effect as of and through the Effective Date on the terms and conditions set forth therein.
5.Withholding. All payments made by the Company under this Agreement shall be reduced by any tax or other amounts required to be withheld by the Company under applicable law.
6.Assignment. Neither the Company nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this Agreement, without the consent of the Executive, to an Affiliate (that will manage the assets and carry on the historic business of the Company following such assignment) or a successor that expressly assumes and agrees in writing to perform this Agreement in the same manner and to the same extent as the Company, including in the event that the Company shall hereafter affect a reorganization, consolidate with, or merge into, any other Person, or transfer all or substantially all of its properties, stock, or assets to any other Person. This Agreement shall inure to the benefit of and be binding upon the Company and the Executive, their respective successors, executors, administrators, heirs and permitted assigns.
7.Severability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. The declaration by a court of competent jurisdiction that any of the provisions in Sections 7, 8 or 9 of the Existing Agreement, or any portions thereof, are illegal or unenforceable shall have no effect on the Company’s rights under Section 11 of the Existing Agreement to terminate the benefits under Section 2 and any outstanding equity awards in the event of the Executive’s failure to comply with the Compliance Condition.

8.Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.
9.Notices. Any and all notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be effective when delivered in person, consigned to a reputable national courier service or deposited in the United States mail, postage prepaid, registered or certified, and addressed to the Executive at her last known address on the books of the Company, or, in the case of the Company, at its principal place of business, attention of the Corporate Secretary of the Company, with a copy to Baker & Hostetler LLC, 127 Public Square, Suite 2100, Cleveland, Ohio 44114, Attention: John M. Gherlein and Janet A. Spreen or to such other address as either party may specify by notice to the other actually received.
10.Entire Agreement. This Agreement and the Release of Claims constitute the entire agreement between the parties and supersedes and terminates all prior communications, agreements and understandings, written or oral, with respect to the terms and conditions of the Executive’s employment with the Company, including, but not limited to the Existing Agreement. This Agreement does not supersede or otherwise affect the terms of any outstanding equity awards, except as expressly set forth herein.
11.Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by an expressly authorized representative of the Company.
12.Headings. The headings and captions in this Agreement are for convenience only and in no way define or describe the scope or content of any provision of this Agreement.
13.Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.
14.Governing Law. This is a Florida contract and shall be construed and enforced under and be governed in all respects by the laws of the State of Florida, without regard to the conflict of laws principles thereof. In the event of any alleged breach or threatened breach of this Agreement, the Executive hereby consents and submits to the jurisdiction of the federal and state courts in and of the State of Florida.
15.Cooperation. The Executive shall cooperate fully with all reasonable requests for information and participation by the Company, its agents or its attorneys at the Company’s expense in prosecuting or defending claims, suits and disputes brought on behalf of or against the Company and in which Executive is involved or about which Executive has knowledge.
16.WAIVER OF JURY TRIAL. THE PARTIES TO THIS AGREEMENT KNOW AND UNDERSTAND THAT THEY HAVE A CONSTITUTIONAL RIGHT TO A JURY TRIAL. THE PARTIES ACKNOWLEDGE THAT ANY DISPUTE OR CONTROVERSY THAT MAY ARISE OUT OF THIS AGREEMENT WILL INVOLVE COMPLICATED AND DIFFICULT FACTUAL AND LEGAL ISSUES.

THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT EITHER OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED−FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY, AND THAT ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.
THE PARTIES INTEND THAT THIS WAIVER OF THE RIGHT TO A JURY TRIAL BE AS BROAD AS POSSIBLE. BY THEIR SIGNATURES BELOW, THE PARTIES PROMISE, WARRANT AND REPRESENT THAT THEY WILL NOT PLEAD FOR, REQUEST OR OTHERWISE SEEK TO HAVE A JURY TO RESOLVE ANY AND ALL DISPUTES THAT MAY ARISE BY, BETWEEN OR AMONG THEM.

IN WITNESS WHEREOF, this parties have executed this Amendment as of the date set forth above.

THE COMPANY:

BLOOMIN’ BRANDS, INC.

By: /s/ Elizabeth Smith

THE EXECUTIVE

/s/ Elizabeth Smith
Elizabeth A. Smith